Exhibit 99.1

Financial Exhibit – Revised Financial Projections

($ in millions)

Summary Financial Projections

($ in millions)

	Forecast
	2019	2020	2021	2022
Projected Income Statement
Total Revenue	$5,348	$5,175	$5,452	$5,615
Less: Cost of Inventory and Field Costs	4,299	4,013	4,127	4,228
Less: R&D Costs	148	155	163	168
Less: Segment and Corporate G&A	322	256	262	270
Adjusted EBITDA	$580	$750	$900	$950

Projected Cash Flow Statement
Adjusted EBITDA		$750	$900	$950
Less: Cash Taxes		(146)	(149)	(159)
Less: Capex		(260)	(270)	(270)
Less: Change in NWC		107	(120)	(65)
Less: Change in Other Assets/Liabilities		59	41	25
Unlevered Free Cash Flow		$510	$402	$481
Less: Cash Interest		(232)	(232)	(232)
Less: Non-Recurring		(80)	--	--
Less: Other Cash Flow Items		(48)	(62)	(67)
Total Change in Cash		$151	$108	$182

Beginning Cash		$535	$686	$794
Ending Cash		$686	$794	$977

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